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                                                                     EXHIBIT 8.2

            [Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]



                                                          August 10, 2005




America West Holdings Corporation
111 West Rio Salado Parkway
Tempe, AZ 85281

               Re:    US Airways Group, Inc. Merger

Ladies and Gentlemen:

               We have acted as special counsel to America West Holdings Corporation, a Delaware corporation ("America West"), in connection with the contemplated merger (the "Merger") of Barbell Acquisition Corp., a Delaware corporation ("Merger Sub") and a wholly-owned subsidiary of US Airways Group, Inc., a Delaware corporation ("US Airways"), with and into America West, with America West surviving as a wholly-owned subsidiary of US Airways, pursuant to the Agreement and Plan of Merger dated as of May 19, 2005, by and among US Airways, Merger Sub and America West, as amended by letter agreement, dated as of July 7, 2005 (as amended, the "Agreement"). All capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement.

               In rendering the opinion set forth herein, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of (i) the Agreement, (ii) the Registration Statement on Form S-4 filed by US Airways with the Securities and Exchange Commission (the "SEC") on June 28, 2005, as amended through the date hereof (the "Registration Statement") and (iii) such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth herein. We have assumed that the Merger will be consummated in accordance with the Agreement, Registration Statement and such other documents, certificates and records and that statements as to factual matters contained in the Agreement and/or the Registration Statement are true, correct and complete and will continue to be true, correct and complete through the Effective Time and thereafter, as applicable.
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America West Holdings Corporation
August 10, 2005
Page 2

               For purposes of our opinion, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, photostatic or electronic copies, and the authenticity of the originals of such latter documents. We have assumed that the Agreement and such other documents, certificates, and records are, and will continue to be, duly authorized, valid, and enforceable. Where documents have been provided to us in draft form, we have assumed that the final executed versions of such documents will not differ materially from such drafts. We have also assumed that the Merger will qualify as a statutory merger under the laws of the state of Delaware.

               In rendering our opinion, we have relied upon statements and representations of officers and other representatives of US Airways, Merger Sub and America West, and we have assumed that such statements and representations are and will continue to be correct without regard to any qualification as to knowledge or belief.

               In rendering our opinion, we have assumed that (i) the Merger will be consummated in accordance with the terms of the Agreement and as described in the Registration Statement and that none of the material terms or conditions contained therein have been or will be waived or modified in any respect, (ii) the Agreement, the Registration Statement and such other documents and records as we have considered accurately reflect all the material facts relating to the Merger and (iii) the Registration Statement accurately describes the business operations and the anticipated future operations of America West and US Airways. Our opinion is conditioned upon, among other things, the initial and continuing accuracy and completeness of the facts, information, covenants, representations and warranties provided or made by US Airways, Merger Sub and America West. Any change or inaccuracy of such facts (including those events occurring after the Effective Time) could affect the conclusions stated herein.

               Our opinion is based on the Internal Revenue Code of 1986, as amended, Treasury regulations promulgated thereunder, judicial decisions, published positions of the Internal Revenue Service, and such other authorities as we have considered relevant, all as in effect on the date of this opinion and all of which are subject to change or differing interpretations (possibly with retroactive effect). A change in the authorities upon which our opinion is based could affect the conclusions expressed herein. There can be no assurance, moreover, that our opinion will be accepted by the Internal Revenue Service or, if challenged, by a court.

               Based upon and subject to the foregoing, and subject to the limitations and qualifications set forth in the Registration Statement, although the discussion set forth in the Registration Statement under the caption "Material United States Federal Income Tax Consequences," does not purport to summarize all possible United States federal income tax consequences of the Merger, such discussion constitutes, in all material respects, a
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America West Holdings Corporation
August 10, 2005
Page 3

fair and accurate summary of the United States federal tax considerations that are anticipated to be material to America West and the America West stockholders that are United States persons (within the meaning of Section 7701(a)(30) of the Code).

               Except as set forth above, we express no other opinion. This letter has been prepared for you solely in connection with the Merger. This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any legal developments or factual matters arising subsequent to the date hereof or the impact of any information, document, certificate, record, statement, representation, covenant, or assumption relied upon herein that becomes incorrect or untrue.

               We hereby consent to the filing of this opinion as Exhibit 8.2 to the Registration Statement. We also consent to the use of our name in the Registration Statement under the headings "Material United States Federal Income Tax Consequences", "Conditions to the Merger", "Legal Matters" and "Agreement and Plan of Merger." In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                            Very truly yours,

                                            /s/ Skadden, Arps, Slate,
                                            Meagher & Flom LLP